Offer by

Each of

Eaton Vance California Municipal Income Trust

Eaton Vance Massachusetts Municipal Income Trust

Eaton Vance Michigan Municipal Income Trust

Eaton Vance Municipal Income Trust

Eaton Vance New Jersey Municipal Income Trust

Eaton Vance New York Municipal Income Trust

Eaton Vance Ohio Municipal Income Trust

and

Eaton Vance Pennsylvania Municipal Income Trust

(each, a “Fund”)

to Purchase for Cash

Up To 100% of Its Outstanding Preferred Shares

(Designated Auction Preferred Shares, Series A, Series B and Series C, as applicable)

________________

December 21, 2015

To Our Clients:

Enclosed for your consideration is the Offer to Purchase dated December 21, 2015 in connection with an offer by each Fund, each a Massachusetts business trust (which, with respect to a Fund, constitutes the “Offer” and, collectively, the “Offers”), to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.01 per share and a liquidation preference of $25,000 per share, designated Auction Preferred Shares, Series A (with respect to each Fund) and Series B and Series C (with respect to Eaton Vance Municipal Income Trust) ( the “Preferred Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase and each Fund’s related Letter of Transmittal, (which together, with respect to a Fund, constitute the “Offer Documents”).  The price to be paid for a Fund’s Preferred Shares is an amount per share, net to the seller in cash, equal to 95.5% (94.5% in the case of Eaton Vance Municipal Income Trust) of the liquidation preference per share (or $23,875 per share; $23,625 per share in the case of Eaton Vance Municipal Income Trust), plus any unpaid dividends accrued prior to the date on which the Fund makes payment for tendered Preferred Shares.

We are the registered holder of record of Preferred Shares held for your account.  A tender of such Preferred Shares can be made only by us as the registered holder of record and only pursuant to your instructions.  The Offer to Purchase is being furnished to you for your information only and cannot be used by you to tender Preferred Shares held by us for your account.

We request instructions as to whether you wish us to tender all or any Preferred Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer(s).

Your attention is needed to the following:

1.

The purchase price to be paid for a Fund’s Preferred Shares is an amount per share, net to the seller in cash, equal to 95.5% (94.5% in the case of Eaton Vance Municipal Income Trust) of the liquidation preference per share (or $23,875 per share; $23,625 per share in the case of Eaton Vance Municipal Income Trust), plus any unpaid dividends accrued prior to the date on which the Fund makes payment for tendered Preferred Shares.  When considering whether to tender Preferred Shares, you should be aware that the payment received pursuant to the Offer will be less than the amount that you would be entitled to receive upon a redemption of your Preferred Shares under the terms of the Preferred Shares or upon a liquidation of the Fund.

2.

Each Fund’s Offer and withdrawal rights expire at 5:00 p.m., Eastern Standard time, on Wednesday, February 3, 2016, unless the Offer is extended.

3.

Each Fund’s Offer is conditioned upon the issuance of new preferred shares (“New Preferred Shares”) as described in the Offer to Purchase.  If a Fund does not complete the issuance of the New Preferred Shares, any Preferred Shares tendered will not be accepted by the Fund and will be returned to holders.

4.

Each Fund will purchase all Preferred Shares validly tendered and not withdrawn prior to the expiration date, subject to the satisfaction or waiver of all conditions described in the Offer to Purchase, including the condition that the Fund successfully issue New Preferred Shares.

5.

Any stock transfer taxes applicable to the sale of Preferred Shares to a Fund pursuant to that Fund’s Offer will be paid by that Fund, except as otherwise provided in the Offer to Purchase.

6.

No fees or commissions will be payable to either Fund in connection with the Offers.  However, brokers and other nominees who tender Preferred Shares pursuant to your instructions may charge you a fee for doing so.

7.

Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

8.

In order to facilitate auctions for any Preferred Shares that may remain outstanding after the Offers are completed, please provide, if known, the contact information for the Auction Department at your broker or other nominee, or the Broker-Dealer (if a different party) that submits auction instructions to the Auction Agent on your behalf.

If you wish to have us tender all or any of your Preferred Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.  If you authorize the tender of your Preferred Shares, all such Preferred Shares will be tendered unless otherwise specified on the detachable part hereof.  Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf in accordance with the terms and conditions of an Offer.

Each Offer is not being made to, and tenders will not be accepted from or on behalf of, holders of Preferred Shares in any jurisdiction in which the making of an Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

NO RECOMMENDATION TO ANY HOLDER OF PREFERRED SHARES IS BEING MADE BY ANY FUND, ITS BOARDS OF TRUSTEES OR EATON VANCE MANAGEMENT, THE FUNDS’ INVESTMENT ADVISER, AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING PREFERRED SHARES IN AN OFFER. EACH PREFERRED SHAREHOLDER IS URGED TO READ THE OFFER DOCUMENTS CAREFULLY IN EVALUATING AN OFFER.  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH AN OFFER OTHER THAN THE MATERIALS ENCLOSED HEREWITH AND THE STATEMENTS SPECIFICALLY SET FORTH IN SUCH MATERIALS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY A FUND OR ITS BOARD.

Payment for Preferred Shares purchased pursuant to an Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company LLC (the “Depositary”) of (a) timely confirmation of the book-entry transfer of such Preferred Shares into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the applicable Letter of Transmittal.  Accordingly, payment may not be made by the Depositary to all tendering holders of Preferred Shares at the same time depending upon when confirmations of book-entry transfer of such Preferred Shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instructions with Respect to Offer by each of

Eaton Vance California Municipal Income Trust

Eaton Vance Massachusetts Municipal Income Trust

Eaton Vance Michigan Municipal Income Trust

Eaton Vance Municipal Income Trust

Eaton Vance New Jersey Municipal Income Trust

Eaton Vance New York Municipal Bond Income Trust

Eaton Vance Ohio Municipal Income Trust

and

Eaton Vance Pennsylvania Municipal Income Trust (each, a “Fund”)

to Purchase for Cash

Up To 100% of Its Outstanding Preferred Shares

The undersigned acknowledge(s) receipt of the enclosed letter and the Offer to Purchase dated December 21, 2015, in connection with the offer by each Fund, each a Massachusetts business trust (which, with respect to a Fund, constitutes the “Offer” and, collectively, the “Offers”), to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.01 per share and liquidation preference of $25,000 per share, designated Auction Preferred Shares, Series A (with respect to each Fund) and Series B and Series C (with respect to Eaton Vance Municipal Income Trust) (the “Preferred Shares”).

This will instruct you to tender the number of Preferred Shares as indicated below (or if no number is indicated below, all the Preferred Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Fund Name: _______________________

Fund CUSIP: ______________________

Number of Preferred Shares to be Tendered:

_____________ amount of Preferred Shares*

Dated ________________, 201_

If known:

Auction Desk Contact Information:

    Name: ________________________

    Email Address: _________________

Broker-Dealer that provides instructions to Auction Agent: _________________

SIGN HERE

___________________________________________________

___________________________________________________

Signature(s)

___________________________________________________

Please type or print name(s)

___________________________________________________

Please type or print address

___________________________________________________

Area Code and Telephone Number

___________________________________________________

Social Security or other Taxpayer Identification Number

PLEASE RETURN THIS FORM TO THE BROKERAGE

FIRM MAINTAINING YOUR ACCOUNT

The method of delivery of this form is at the option and risk of the tendering holder of Preferred Shares.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

*

Unless otherwise indicated, it will be assumed that all Preferred Shares held by us for your account are to be tendered.